Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On December 19, 2011, the Company and Snow Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (the “Acquisition Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with ProfitLine, Inc., a Delaware corporation (“ProfitLine”), and Doug Carlise, solely in his capacity as Stockholder Representative under the Merger Agreement, under which the parties agreed to the merger of the Acquisition Sub with and into ProfitLine (the “Merger”) with ProfitLine surviving the Merger as a wholly owned subsidiary of the Company.  Pursuant to the terms of the agreement, the Company paid $14.5 million in cash at closing.  In addition,  an additional $9.0 million is payable in cash in installments of $4.5 million on each of December 19, 2012 and June 19, 2013, subject to set-off rights of the Company and the surviving corporation with respect to indemnities given by the former stockholders of ProfitLine under the Merger Agreement.  Among other things, these indemnity obligations relate to representations and warranties given by ProfitLine under the Merger Agreement.  Certain of the indemnities are subject to limitations, including a threshold, certain caps and a limited survival period.

In December 2010, Tangoe, Inc. (“the Company”) entered into an Asset Purchase Agreement (“APA”) to acquire substantially all of the assets and certain liabilities of HCL Expense Management Services, Inc. (“HCL-EMS”). Pursuant to the terms of the APA, the Company paid $3.0 million in cash at closing, which took place on January 25, 2011 (“HCL-EMS Closing Date”). In addition, the Company is obligated to pay deferred cash consideration following each of the first and second anniversaries of the HCL-EMS Closing Date, pursuant to an earn-out formula based upon specified revenues from specified customers acquired from HCL-EMS. The total value of this deferred cash consideration may aggregate up to $3.4 million.

On March 16, 2011, the Company entered into an APA with Telwares, Inc. to purchase certain assets and certain liabilities of Telwares, Inc. and its subsidiary Vercuity, Inc (collectively, “Telwares”) as defined in the APA. Pursuant to the terms of the APA, the Company will pay $7.7 million in cash as follows: $5.2 million at closing, which includes a working capital adjustment of $666,000, which took place on March 16, 2011, $1,250,000 on March 16, 2012, and $1,250,000 on March 16, 2013 subject to certain revenue performance criteria.

In the first quarter of 2011, the Company borrowed $20,000,000 pursuant to a New Term Loan with its existing bank in connection with the acquisitions of HCL and Telwares. A previous term loan with the same bank with an outstanding principal balance of $11,002,000 was repaid from the proceeds of the New Term Loan. The interest rate on the New Term Loan is base rate plus 6.25% payable monthly with an interest rate floor of 9.75%. The Company also issued a warrant to purchase 625,000 shares of Series F to the bank at an exercise price of $1.1776 per share.

The unaudited pro forma statements of operations for the fiscal year ended December 31, 2010 and the nine months ended September 30, 2011 are presented as if the acquisitions and term loan borrowing were completed as of January 1, 2010, and the unaudited pro forma balance sheet at September 30, 2011 is presented as if the ProfitLine acquisition was completed at September 30, 2011.

The unaudited pro forma combined financial information for the Company, HCL-EMS, Telwares and ProfitLine is based on estimates and assumptions which have been made solely for purposes of developing such pro forma information.  The estimated pro forma adjustments arising from these recently completed acquisitions are derived from the purchase consideration and preliminary purchase price allocations.

The historical financial information of HCL-EMS, Telwares and Profitline for the twelve months ended December 31, 2010 has been derived from the audited financial information for the year then ended.  The operating results for ProfitLine for the nine months ended September 30, 2011 have been derived from the unaudited financial information presented elsewhere herein.  The operating results in 2011 for HCL-EMS and Telewares have been derived from the records of each company from January 1, 2011 through the dates of acquisition by the Company.

The pro forma data are presented for illustrative purposes only and are not necessarily indicative of the operating or financial position that would have occurred if these transactions had been consummated as of January 1, 2010, nor is the data necessarily indicative of future operating results or financial position.

TANGOE, INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

(IN $000’S)

	Historical	Historical
	Tangoe, Inc.	ProfitLine, Inc.	Pro Forma		Pro Forma
	September 30, 2011	September 30, 2011	Adjustments		Combined
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$52,521	$712	$(14,500)	(4A)	$38,733
Accounts receivable, net of allowance for doubtful accounts	24,405	2,141			26,546
Prepaid expenses and other current assets	2,098	525			2,623
Total current assets	79,024	3,378	(14,500)		67,902

COMPUTERS, FURNITURE AND EQUIPMENT—NET	2,578	737			3,315

OTHER ASSETS:
Intangible assets - net	20,910	—	8,717	(4B)	29,627
Goodwill	22,893	5,950	(5,950)	(4C)	22,893
			13,208	(4C)	13,208
Security deposits and other non-current assets	1,070	135			1,205
TOTAL ASSETS	$126,475	$10,200	$1,475		$138,150

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$6,439	$373			$6,812
Accrued expenses	4,961	1,569			6,530
Deferred revenue	9,252	432			9,684
Notes payable—current portion	3,558	296	4,369	(4A)	8,223
Other current liabiliites	766	46			812
Total current liabilities	24,976	2,716	4,369		32,061

Deferred rent and other non-current liabilities	1,629	93			1,722
Deferred revenue-less current portion	2,483	80			2,563
Notes payable—less current portion	3,762	112	4,305	(4A)	8,179
Total liabilities	32,850	3,001	8,674		44,525

STOCKHOLDERS’ DEFICIT:
Preferred stock		7	(7)	(4D)	—
Common stock	3	3	(3)	(4D)	3
Additional paid-in capital	140,838	50,911	(50,911)	(4D)	140,838
Warrants for common stock	10,610	—			10,610
Less: notes receivable for purchase of common stock	(93)	(15)	15	(4D)	(93)
Accumulated deficit	(57,698)	(43,683)	43,683	(4D)	(57,698)
Other comprehensive loss	(35)	(24)	24	(4D)	(35)
Total stockholders’ deficit	93,625	7,199	(7,199)		93,625

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$126,475	$10,200	$1,475		$138,150

See accompanying Notes to Unaudited Pro Forma Combined Financial Statements

TANGOE, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

(IN $000’s)

	Historical	Historical			Historical						Historical
	Tangoe, Inc.	HCL-EMS			Telwares, Inc.					Subtotal	ProfitLine, Inc.
	Twelve Months	Twelve Months			Twelve Months					Tangoe, Inc.	Twelve Months
	Ended	Ended	Pro Forma		Ended	Pro Forma		Debt		Pro Forma	Ended	Pro Forma		Pro Forma
	December 31, 2010	December 31, 2010	Adjustments		December 31, 2010	Adjustments		Refinancing		Combined	December 31, 2010	Adjustments		Combined
Statement of operations data:
Revenue:
Recurring technology and services	$57,703	$15,924			$10,606					$84,233	$19,497			$103,730
Strategic consulting, software licenses and other	10,771	2,118								12,889	4,971			17,860
Total revenue	68,474	18,042	—		10,606	—		—		97,122	24,468	—		121,590

Cost of revenue:
Recurring technology and services	26,349	9,573			9,364					45,286	12,879			58,165
Strategic consulting, software licenses and other	3,874	1,408								5,282	4,716			9,998
Total cost of revenue	30,223	10,981	—		9,364	—		—		50,568	17,595	—		68,163

Gross profit	38,251	7,061	—		1,242	—		—		46,554	6,873	—		53,427
Operating expense:
Sales and marketing	12,281	—								12,281	2,303			14,584
General and administrative	11,709	7,139	(85)	(1A)	3,087	(84	) (2A)			21,766	3,026			24,792
Research and development	9,321	—								9,321	2,322			11,643
Depreciation and amortization	3,529	1,411	417	(1B)	215	398	(2B)	43	(3A)	5,972	—	1,481	(4E)	7,453
			(40)	(1C)
Impairment of goodwill	—	11,495	(11,495)	(1D)	—	—		—		—	—	—		—
(Loss) income from operations	1,411	(12,984)	11,203		(2,060)	(314)		(43)		(2,786)	(778)	(1,481)		(5,045)

Other income (expense), net
Interest expense	(2,007)		(342)	(1E)		(183	) (2C)	(1,950)	(3B)	(3,319)	(121)	(262)	(4F)	(3,702)
								1,347	(3B)
								(184)	(3C)
Interest income	19									19				19

Increase in fair value of warrants for redeemable convertible preferred stock	(884)									(884)				(884)
Other income, net	3									3	7			10
Loss before income tax provision	(1,458)	(12,984)	10,861		(2,060)	(497)		(829)		(6,967)	(892)	(1,743)		(9,602)
Income tax provision	294	—								294	(6)			288
Net loss	(1,752)	(12,984)	10,861		(2,060)	(497)		(829)		(7,261)	(886)	(1,743)		(9,890)
Preferred dividends	(3,715)	—	—		—	—		—		(3,715)	—	—		(3,715)
Accretion of redeemable convertible preferred stock	(64)	—	—		—	—		—		(64)	—	—		(64)
Loss applicable to common stockholders	$(5,531)	$(12,984)	$10,861		$(2,060)	$(497)		$(829)		$(11,040)	$(886)	$(1,743)		$(13,669)

Basic and diluted loss per common share	$(1.26)													$(3.11)

Basic and diluted weighted average common shares outstanding	4,399													4,399

See accompanying Notes to Unaudited Pro Forma Combined Financial Statements

TANGOE, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

(IN $000’s)

	Historical										Historical
	Tangoe, Inc.	Historical			Historical					Subtotal	ProfitLine, Inc.
	Nine Months	HCL-EMS			Telwares, Inc.					Tangoe, Inc.	Nine Months
	Ended	from January 1, 2011	Pro Forma		from January 1, 2011	Pro Forma		Debt		Pro Forma	Ended	Pro Forma		Pro Forma
	September 30, 2011 (A)	to January 25, 2011	Adjustments		to March 16, 2011	Adjustments		Refinancing		Combined	September 30, 2011 (D)	Adjustments		Combined
Statement of operations data:
Revenue:
Recurring technology and services	$67,893	$975	$—		$2,248	$—				$71,116	$13,406	$—		$84,522
Strategic consulting, software licenses and other	7,807	4	—		—	—				7,811	74	—		7,885
Total revenue	75,700	979	—		2,248	—		—		78,927	13,480	—		92,407

Cost of revenue:
Recurring technology and services	32,391	586			1,866					34,843	8,423	—		43,266
Strategic consulting, software licenses and other	3,659	3			—					3,662	56	—		3,718
Total cost of revenue	36,050	589	—		1,866	—		—		38,505	8,479	—		46,984

Gross profit	39,650	390	—		382	—		—		40,422	5,001	—		45,423
Operating expense:
Sales and marketing	11,774	—								11,774	1,552			13,326
General and administrative	12,855	387	(44)	(1F)	654	(106)	(2D)			13,746	1,961			15,707
Research and development	8,718	—								8,718	1,797			10,515
Depreciation and amortization	3,380	77	29	(1G)	45	83	(2E)	3	(3D)	3,617	—	1,111	(4G)	4,728
Restructuring charge	1,549	—	—		—	—		—		1,549	—	—		1,549
(Loss) income from operations	1,374	(74)	15		(317)	23		(3)		1,018	(309)	(1,111)		(402)

Other income (expense), net
Interest expense	(2,863)	—	(26)	(1H)		(23)	(2F)	(128)	(3E)	(3,052)	(52)	(64)	(4H)	(3,168)
								(12)	(3F)
Interest income	21	—	—		—	—		—		21				21

Increase in fair value of warrants for redeemable convertible preferred stock	(1,996)	—	—		—	—		—		(1,996)				(1,996)
Other income, net	—	—	—		—	—		—		—	(32)			(32)
Loss before income tax provision	(3,464)	(74)	(11)		(317)	—		(143)		(4,009)	(393)	(1,175)		(5,577)
Income tax provision	394	—								394	3			397
Net loss	(3,858)	(74)	(11)		(317)	—		(143)		(4,403)	(396)	(1,175)		(5,974)
Preferred dividends	(2,168)	—	—		—	—		—		(2,168)	—	—		(2,168)
Accretion of redeemable convertible preferred stock	(37)	—	—		—	—		—		(37)	—	—		(37)
Loss applicable to common stockholders	$(6,063)	$(74)	$(11)		$(317)	$—		$(143)		$(6,608)	$(396)	$(1,175)		$(8,179)

Basic and diluted loss per common share	$(0.56)													$(0.76)

Basic and diluted weighted average common shares outstanding	10,832													10,832

See accompanying Notes to Unaudited Pro Forma Combined Financial Statements

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Overview

The pro forma data is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if each transaction had been consummated as of January 1, 2010 for the statement of operations or as of September 30, 2011 for the balance sheet.  Pro forma adjustments reflect only those adjustments which are factually determined and do not include the impact of contingencies which will not be known until the resolution of the contingency.  For each acquisition, the purchase consideration and preliminary purchase price allocation is subject to change.

1.              HCL Expense Management Services, Inc.

The amounts assigned to HCL-EMS identifiable intangible assets acquired are based on their respective estimated fair values determined as of acquisition date of January 25, 2011.  The excess of the purchase price over the tangible and identifiable intangible assets was recorded as goodwill and amounted to $2,243,000.  In accordance with current accounting standards, the goodwill is not being amortized and will be tested for impairment as required by ASC 350.

Current assets acquired form HCL-EMS primarily relate to accounts receivable and prepaid and other current assets. Other assets relate to security deposits on facility leases.  The Company assigned the $2,700,000 of value ascribed to identifiable intangible assets to customer relationships and technology to be amortized over their useful lives ranging from four to nine years.

(1A)                                        Adjustment to reverse HCL acquisition related costs of $85,000.

(1B)                                        Adjustment to record amortization expense for the identifiable intangible assets of $2,700,000 for the twelve months ended December 31, 2010, as if the acquisition had occurred on January 1, 2010.  The weighted average useful life of the acquired identifiable intangible assets is approximately 7.4 years.  The identifiable intangible assets is amortized to depreciation and amortization using the straight line method.

(1C)                                        Adjustment to reverse $40,000 of depreciation related to the write down of fixed assets to fair value in the amount of $206,000 depreciating over an average useful life of five years.

(1D)                                        Adjustment to eliminate impairment of goodwill charge of $11,495,000 recorded in the statement of operations for the twelve months ended December 31, 2010.

(1E)                                         Adjustment to record the imputed interest of $342,000 related to the $3,390,000 of contingent cash consideration related to the HCL-EMS purchase consideration.

(1F)                                          Adjustment to reverse HCL acquisition related costs of $44,000.

(1G)                                        Adjustment to record amortization expense for the identifiable intangible assets of $2,700,000 for the period of January 1 through January 25, 2011 the acquisition date, as if the acquisition had occurred on January 1, 2010.  The weighted average useful life of the acquired identifiable intangible assets is approximately 7.4 years.  The identifiable intangible assets is amortized to depreciation and amortization using the straight line method.

(1H)                                       Adjustment to record the imputed interest of $26,000 related to the $3,390,000 of contingent cash consideration related to the HCL-EMS purchase consideration.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

2.              Telwares, Inc and Vercuity, Inc.

The amounts assigned to Telwares and Vercuity identifiable intangible assets acquired are based on their respective fair values determined as of acquisition date of March 16, 2011.  The excess of the purchase price over the tangible and identifiable intangible assets was recorded as goodwill and amounted to $3,014,000.  In accordance with current accounting standards, the goodwill is not being amortized and will be tested for impairment as required by ASC 350.

Current assets acquired from Telwares and Vercuity, primarily relate to accounts receivable and prepaid and other current assets.  Other assets relate to security deposits on facility leases. The Company will assign the $2,428,000 of value ascribed to identifiable intangible assets to customer relationships, technology and non-competition agreements to be amortized over their useful lives ranging from two to eight years.

(2A)                                        Adjustment to reverse Telwares acquisition related costs of $84,000.

(2B)                                        Adjustment to record amortization expense for the identifiable intangible assets of $2,428,000 for the twelve months ended December 31, 2010, as if the acquisition had occurred on January1, 2010.  The weighted average useful life of the acquired identifiable intangible assets is approximately 7.1 years.  The identifiable intangible assets is amortized to amortization and depreciation using the straight line method.

(2C)                                        Adjustment to record the imputed interest of $183,000 related to the $2,155,000 of deferred cash consideration related to the Telwares purchase consideration.

(2D)                                        Adjustment to reverse Telwares acquisition related costs of $106,000.

(2E)                                         Adjustment to record amortization expense for the identifiable intangible assets of $2,428,000 for the period of January 1, 2011 through March 16, 2011, the acquisition date, as if the acquisition had occurred on January1, 2010.  The weighted average useful life of the acquired identifiable intangible assets is approximately 7.1 years.  The identifiable intangible assets is amortized to amortization and depreciation using the straight line method.

(2F)                                          Adjustment to record the imputed interest of $23,000 related to the $2,155,000 of deferred cash consideration related to the Telwares purchase consideration.

3.              Debt Refinancing

(3A)                                        Adjustment to record amortization of new term loan deferred financing cost of $170,000 for the twelve months ended December 31, 2010 for the term of the debt of 48 months.

(3B)                                        Adjustment to record interest expense on the new term loan of $20,000,000 at an interest rate of 9.75% for the twelve month ended December 31, 2010 and to reverse the interest expense previously recorded on the existing debt of $1,347,000.

(3C)                                        Adjustment to record amortization of the debt discount of $184,000 as interest related to the 625,000 warrants issued in connection with the new term loan at a fair value of $736,000.

(3D)                                        Adjustment to record amortization of new term loan deferred financing cost of $170,000 for the period of January 1, 2011 to the date of refinancing for the term of the debt of 48 months.

(3E)                                         Adjustment to record interest expense on the new term loan of $20,000,000 at an interest rate of 9.75% for the period of January 1, 2011 to the date of refinancing.

(3F)                                          Adjustment to record amortization of the debt discount of $12,000 as interest related to the 625,000 warrants issued in connection with the new term loan at a fair value of $736,000 for the period of January 1, 2011 to the date of refinancing.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

4.              Profitline, Inc.

The amounts assigned to Profitline identifiable intangible assets acquired are based on their respective fair values determined as of acquisition date of December 19, 2011.  The excess of the purchase price over the tangible and identifiable intangible assets will be recorded as goodwill and amounts to $21,925,000.  In accordance with current accounting standards, the goodwill is not being amortized and will be tested for impairment as required by ASC 350.

A summary of the preliminary purchase price allocation is as follows (in thousands):

Purchase consideration:
Cash	$14,500
Deferred cash consideration	8,674
$23,174

Allocation of Purchase Consideration:
Current assets	$3,378
Property and equipment	737
Other assets	135
Identifiable intangible assets	8,717
Goodwill	13,208
Total assets acquired	26,175
Accounts payable and accrued expenses	(2,489)
Deferred revenue	(512)
$23,174

Current assets acquired from ProfitLine, primarily relate to accounts receivable and prepaid and other current assets.  Other assets relate to security deposits on facility leases. The Company will assign the $8,717,000 of value ascribed to identifiable intangible assets to customer relationships, technology and non-competition agreements to be amortized over there useful lives ranging from two to eight years.

(4A)                                        Adjustment to record the purchase consideration of $14,500,000 in cash and $8,674,000 in deferred cash consideration.

(4B)                                        Adjustment to record the fair value of intangible assets acquired totaling $8,717,000.

(4C)                                        Adjustment to record goodwill of $13,208,000 as a result of the preliminary purchase allocation in excess of the fair value of assets acquired and liabilities assumed, and the write off of previously capitalized goodwill of $5,950,000.

(4D)                                        Adjustment to eliminate ProfitLine’s stockholder’s equity of $7,199,000.

(4E)                                         Adjustment to record amortization expense for the identifiable intangible assets of $8,717,000 for the twelve months ended December 31, 2010, as if the acquisition had occurred on January1, 2010.  The allocation of the purchase price to tangible and identifiable intangible assets acquired and liabilities assumed is preliminary pending the finalization of the purchase price allocation in accordance with ASC 805.  Tangoe, Inc. preliminary assessment is that the weighted average useful life of the acquired identifiable intangible assets will be approximately7.6 years.  The identifiable intangible assets will amortized to amortization and depreciation using the straight line method.

(4F)                                          Adjustment to record the imputed interest of $262,000 related to the $8,674,000 of deferred cash consideration related to the ProfitLine purchase consideration.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(4G)                                        Adjustment to record amortization expense for the identifiable intangible assets of $8,717,000 for the nine months ended September 30, 2011, as if the acquisition had occurred on January1, 2010.  The allocation of the purchase price to tangible and identifiable intangible assets acquired and liabilities assumed is preliminary pending the finalization of the purchase price allocation in accordance with ASC 805.  Tangoe, Inc. preliminary assessment is that the weighted average useful life of the acquired identifiable intangible assets will be approximately 7.6 years.  The identifiable intangible assets will amortized to amortization and depreciation using the straight line method.

(4H)                                       Adjustment to record the imputed interest of $64,000 related to the $8,674,000 of deferred cash consideration related to the ProfitLine purchase consideration.